Exhibit 99.8

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

(W. Bryan Hill)

This Employment Agreement (the “Agreement”) by and between SOURCECORP, Incorporated, a Delaware corporation, and SOURCECORP Management, L.P., a Texas limited partnership and indirect wholly owned subsidiary of SOURCECORP, Incorporated (collectively, the “Company”), and W. Bryan Hill (“Employee”) is hereby entered into May 6, 2005 and effective as of January 1, 2005.  This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

R E C I T A L S

The following statements are true and correct:

As of the date of this Agreement, the Company is engaged primarily in the business of providing document and information management outsourcing solutions.

Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company’s customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.  In consideration for Employee’s promises herein, the Company agrees to provide Employee with such confidential information; in return, Employee recognizes and acknowledges that such information must be maintained in confidence, and to further such protection agrees to the provisions of Section 3 of this Agreement.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

A G R E E M E N T S

1.                                       Employment and Duties.

(a)                                  The Company hereby employs Employee as a Vice President and Chief Accounting Officer.  As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice President and Chief Accounting Officer.  Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to Section 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

(b)                                 Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity (i) does not interfere with Employee’s duties and responsibilities hereunder and (ii) does not violate Section 3 hereof.  The foregoing limitations shall not be construed as prohibiting Employee from (A) serving on the boards of directors of other companies, provided that the Company is notified of, and consents to, such potential directorship prior to acceptance, the Company and Employee concur that acting as such a director is not likely to create an actual or apparent conflict of interest and so long as no actual or apparent conflict of interest arises that is not promptly cured; or (B) making personal investments in such form or manner as will neither require his services, other than to a minimal extent, in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 3 hereof.

2.                                       Compensation.  For all services rendered by Employee, the Company shall compensate Employee as follows:

(a)                                  Base Salary.  The base salary payable to Employee shall be $200,000 per year, payable on a regular basis in accordance with the Company’s standard payroll procedures but not less than bi-weekly.  On at least an annual basis, the Board of Directors of the Company (the “Board”) or the compensation committee thereof will review Employee’s performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

(b)                                 Incentive Bonus Plan.  Employee shall be eligible for a bonus opportunity of up to 65% of his annual base salary in accordance with the Company’s Incentive Bonus Plan as modified from time to time, payable in cash and/or equity of the Company (at the Company’s discretion).  The bonus payment and the Company’s targeted performance shall be determined and approved by the Board or the compensation committee thereof.

(c)                                  Executive Perquisites, Benefits and Other Compensation.  Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

(i)                                     Payment of all premiums for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, and not less favorable than the benefits provided to other Company executives.

(ii)                                  Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement.  All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy.

(iii)                               Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company’s policies in effect from time to time (prorated for any year in which Employee is employed for less than the full year).

(iv)                              An automobile allowance in the amount of $750 per month.

(v)                                 The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time, which will include participation in the Company’s Incentive Compensation Plan.

(vi)                              Participation in the Company’s 401(k) Plan and Non-Qualified Plan.

(vii)                           The Company shall reimburse Employee up to $4,290 per year (on an after-tax basis) for expenditures on health costs, insurance, financial planning or tax compliance and planning benefits (or similar benefits, or such other benefits at the discretion of the Company) or club dues, all as selected by Employee.

3.                                       Non-Competition Agreement.

(a)                                  Subject to Sections 5(d) and (f) and Section 12, Employee will not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment with the Company, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business or entity of whatever nature:

(i)                                     engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company, within 100 miles of (i) the principal executive offices of the Company or (ii) any place to which the Company provides products or services or in which the Company (including the subsidiaries thereof) is in the process of initiating business operations during the term of this covenant (the “Territory”);

(ii)                                  call upon, hire, attempt to hire, contact or solicit with respect to hiring (for Employee or on behalf of another) any person who is, at that time, or who has been within one (1) year prior to that time in the Territory, an employee of the Company (including the subsidiaries thereof) in a managerial or sales capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries thereof), provided that Employee shall be permitted to call upon and hire any member of his immediate family;

(iii)                               call upon, solicit, divert or take away or attempt to call upon, solicit, divert or take away any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

(iv)                              call upon any prospective acquisition candidate, on Employee’s own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity; or

(v)                                 disclose customers, whether in existence or proposed, of the Company (or the subsidiaries thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

As used in Section 3(a), references to the business, customers, Territory, etc. of the Company refer to the status of the Company prior to any Change in Control (i.e., such breadth of business, customers, Territory, etc. shall not automatically be expanded to include those of a successor to the Company resulting from a Change in Control).  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

(b)                                 Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by him by injunctions and restraining orders without the necessity of posting any bond therefor.

(c)                                  In the course of Employee’s employment with the Company, Employee will become exposed to certain of the Company’s confidential information and business relationships, which the above covenants are designed to protect and Employee agrees to keep such confidential information in the strictest confidence.  It is agreed by the parties that the foregoing covenants in this Section 3 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company’s subsidiaries) on the date of the execution of this Agreement and the current plans of the Company (including the Company’s subsidiaries); but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company’s subsidiaries) throughout the term of this covenant, whether before or after the date of termination of the employment of Employee, subject to the following paragraph.  For example, if, during the Term of this Agreement, the Company (including the Company’s subsidiaries) engages in new and different activities, enters a new business or established new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this covenant.

It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company (including the Company’s subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this Section 3, and in any event such new business, activities or location are not in violation of this Section 3 or of Employee’s obligations under this Section 3, if any, Employee shall not be chargeable with a violation of this Section 3 solely because the Company (including the

Company’s subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

(d)                                 The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed to such extent.

(e)                                  All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.  It is specifically agreed that the period of two (2) years following Employee’s employment set forth at the beginning of this Section 3, during which the agreements and covenants of Employee made in this Section 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 3.

4.                                       Place of Performance.

(a)                                  Employee’s place of employment is the Company’s headquarters in Dallas, Texas.  Employee understands that he may be requested by the Board to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities.  In the event that Employee is requested to relocate and agrees to do so, the Company will pay all relocation costs to move Employee, his immediate family and their personal property and effects.  Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee’s present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur, as a result of any payment hereunder, to the extent any relocation costs are not deductible for tax purposes.  The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

(b)                                 Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute “good cause” for termination of this Agreement under the terms of Section 5(c).

5.                                       Term; Termination; Rights on Termination.  The term of this Agreement shall begin on the date hereof and continue through December 31, 2005 (the “Term”).  This Agreement and Employee’s employment may be terminated in the manner set forth below:  provided that any termination of Employee’s employment shall be reviewed and subject to the approval of the Board.  As used herein,. “Date of Termination” shall mean: (i) if Employee’s employment is terminated by his death, the date of his death; (ii) if Employee’s employment is terminated on account of disability under Section 5(b), the conclusion of the four (4) month notice period; (iii) if Employee’s employment is terminated by the Company for Good Cause or without Cause under Section 5(c) or (d), the date of termination specified in the notice of termination; or (iv) if Employee terminates his employment for Good Reason or without Good Reason under Section 5(f) or (g),  the date of termination contemplated by the notice of termination (or in the case of Section 5(g) if no written notice is given, the last date of employment).

(a)                                  Death.  The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee’s estate.

(b)                                 Disability.  If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee’s employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period.  Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company’s request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee’s doctor and such doctor shall have concurred in the conclusion of Employee’s doctor.  In the event this Agreement is terminated as a result of Employee’s disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days following the Date of Termination, the base salary at the rate then in effect for a period of one (1) year.

(c)                                  Good Cause.  The Company may terminate the Agreement for good cause by providing a written notice to Employee not less than ten (10) days prior to the Date of Termination.  “Good Cause” shall be: (1) Employee’s material and irreparable breach of this Agreement; (2) Employee’s gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of the written notice of same) of any of Employee’s material duties and responsibilities hereunder; (3) Employee’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Employee’s conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee.  In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

(d)                                 Without Cause.  The Company may, without cause, terminate this Agreement and Employee’s employment, by providing a written notice to Employee not less than thirty (30) days prior to the Date of Termination.  At the Company’s election, Employee may be required to serve all or part of such thirty days in an inactive or reduced capacity.  Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment (“Severance Pay”) due on the Date of Termination, the base salary at the rate then in effect for a period of one (1) year.  Further, any termination without cause by the Company shall operate to shorten the period set forth in Section 3(a) and during which the terms of Section 3 apply to one (1) year from the Date of Termination.  In the event Employee is terminated without cause within six months following the expiration of the Term and this Agreement has neither been renewed nor replaced with another employment agreement, Employee shall receive from the Company, on or before the Date of Termination, a gross lump-sum severance payment equal to the product of (i) Employee’s monthly base salary that was in effect under this Agreement prior to the expiration of such Term and (ii) the number of full months remaining in the calendar year following the Date of Termination (or such greater amount at the Company’s sole discretion).

(e)                                  Change in Control.  Refer to Section 12 below.

(f)                                    Termination by Employee for Good Reason.  Employee may terminate his employment hereunder for “Good Reason” by delivery to the Company of a written notice of termination not less than ten (10) days prior to the Date of Termination.  As used herein, “Good Reason” shall mean the continuance of any of the following after ten (10) days’ prior written notice by Employee to the Company, specifying the basis for such Employee’s having Good Reason to terminate this Agreement:

(i)                                     the assignment to Employee of any duties materially and adversely inconsistent with Employee’s position as specified in Section 1 hereof (or such other position to which he may be promoted), including status, offices, responsibilities or persons to whom Employee reports as contemplated under Section 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

(ii)                                  Employee’s removal from, or failure to be reappointed or reelected to, Employee’s position under this Agreement, except as contemplated by Sections 5(a), (b), (c) and (e);

(iii)                               any other material breach of this Agreement by the Company that is not cured within the ten (10) day time period set forth in Section 5(f) above, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement;

(iv)                              any failure to obtain the assumption of this Agreement by any successor or assign of the Company upon the closing of a transaction giving rise to a Change in Control; or

(v)                                 following a Change in Control, a reduction in Employee’s annual salary or maximum annual bonus opportunity.

In the event of any termination by the Employee for Good Reason, as determined by a court of competent jurisdiction or pursuant to the provisions of Section 16 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by

Employee to enforce his rights hereunder.  In addition, Employee shall be entitled to receive Severance Pay equivalent to the base salary at the rate then in effect for a period of one (1) year (or in the case of a termination contemplated by Section 5(f)(iv) or (v), the Change in Control Severance Payment contemplated by Section 12).  Further, any termination by the Employee for Good Reason shall operate to shorten the period set forth in Section 3(a) and during which the terms of Section 3 apply to one (1) year from the Date of Termination.

(g)                                 Termination by Employee Without Good Reason.  If Employee resigns or otherwise terminates his employment without Good Reason pursuant to Section 5(f), Employee shall receive no severance compensation.

(h)                                 Compensation; Survival of Terms.         Upon termination of this Agreement for any reason provided in clauses (a) through (g) above, Employee shall be entitled to receive all compensation earned and all benefits vested (including without limitation the unused balance of the reimbursement allowance contemplated by Section 2(c)(vii)) and reimbursements due through the Date of Termination.  Additional compensation subsequent to such a termination of this Agreement, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in Sections 12 or 16.  Except as otherwise provided in this Section 5 or Section 12, all other rights and obligations of the Company and Employee under this Agreement shall cease as of the Date of Termination; however, the Company’s obligations under Sections 9, 12 and 16 herein, and Employee’s obligations under Sections 3, 6, 7, 8, 9 10, and 16 herein, shall survive such termination in accordance with their terms.

6.                                       Return of Company Property.  All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the Company’s subsidiaries) or its representatives, vendors or customers which pertain to the business of the Company (including the Company’s subsidiaries) shall be and remain the property of the Company and be subject at all times to its discretion and control.  Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company (including the Company’s subsidiaries) which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee’s employment.

7.                                       Inventions.  Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company (including the Company’s subsidiaries) and which Employee conceives as a result of his employment by the Company.  Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee.  Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain letters patent of the United States or any foreign country or to otherwise protect the Company’s interest therein.

8.                                       Trade Secrets.  Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company’s (including the Company’s subsidiaries) relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company (including the Company’s subsidiaries), whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as is disclosed in the ordinary course of business.

9.                                       Indemnification.  In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith, except as prohibited by law or as against public policy.  In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys’ fees of such separate counsel.  Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee shall not be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

10.                                 No Prior Agreements.  Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity.  Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys’ fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

11.                                 Assignment; Binding Effect.  Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills.  Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement and the Company agrees not to assign all or any portion of its obligations under this Agreement (other than to a successor as a result of a Change in Control).  Subject to the preceding two (2) sentences and the express provisions of Section 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.                                 Change in Control.

(a)                                  The provisions of this Section 12 set forth an agreement reached between Employee and the Company regarding Employee’s rights and obligations upon the occurrence of a Change in Control of the Company.  These provisions are intended to assure and encourage in advance Employee’s continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event.  These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 5 regarding severance pay upon a termination of employment (with the exception of Section 5(h), which shall continue to apply), if such termination of employment occurs on or after (or within 90 days prior to as contemplated by Section 12(e)(iii)) a Change in Control.  Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.  On or immediately prior to a Change in Control, the Board shall convene and consider, and may, in its discretion, determine and pay, if appropriate, a pro-rated incentive bonus representing the performance achieved through the date of the Change in Control.

(b)                                 Upon a Change in Control, the amount of the lump-sum severance payment due to Employee shall be 2 times the sum of Employee’s annual salary plus the maximum bonus opportunity in effect immediately prior to the Change in Control (referred to herein as the “Change in Control Severance Payment”), and shall be payable at such time as set forth in Section 12(c),  12(d),  or 12(e)(iii) as applicable.    Upon a Change in Control, the Company or its successor shall (i) provide prompt written notice to Employee of the occurrence of the Change in Control, and (ii) deliver to an independent corporate trustee in an escrow account, upon terms reasonably satisfactory to Employee, an amount equal to the Employee’s Change in Control Severance Payment and the Gross-up Payment to which he is entitled in accordance with this Section 12.  The escrow agreement shall provide that, to the extent that Employee for any reason must report and pay federal, state, or local income tax or employment or excise tax on the Change in Control Severance Payment or the Gross-up Payment, the escrow agent shall distribute to the Employee the amount necessary to pay all federal, state and local income tax, employment tax and any excise tax as it becomes due. The Company shall bear the costs of establishing and maintaining the escrow account.

(c)                                  At the Company’s election (an “Employment Election”), the Company may condition Employee’s right to receive a Change in Control Severance Payment upon his continuing to remain employed under the terms of this Agreement for an extended term of up to twelve (12) months following a Change in Control.  The Company shall provide written notice to Employee of the Employment Election on or prior to the Change in Control (or in the case of a Change in Control contemplated by Section 12(f)(iii) or (iv), upon the consummation of the underlying transactions contemplated by such Section 12(f)(iii) or (iv)). In the event of an Employment Election, the Change in Control Severance Payment shall be paid at the earliest of (i) the Date of Termination following Employee’s termination of employment for any reason whatsoever that follows the expiration of such extended term, or (ii) during the extended term, the Date of Termination with respect to a termination (A) resulting from death, (B) resulting from Disability, (C) by the Company Without Cause, or (D) by Employee for Good Reason (but not by Employee without Good Reason), as the term Good Reason is defined in Section 5 of this Agreement.

(d)                                 In the absence of an Employment Election, the Change in Control Severance Payment shall be paid (A) upon the Change in Control (or in the case of a Change in Control contemplated by Section 12(f)(iii) or (iv), upon the consummation of the underlying transactions contemplated by such Section 12(f)(iii) or (iv)), or if later, (B) on the Date of Termination following Employee’s termination of employment for any reason other than termination for Good Cause as defined in Section 12(e)(i).

(e)                                  Upon a Change in Control:

(i)                                     The termination for “Good Cause” provision in Section 5(c) shall be revised to be and read as follows:

“(c)                            Good Cause Upon a Change in Control.  The Company may terminate the Agreement for good cause by providing a written notice to Employee not less than ten (10) days prior to the Date of Termination.  “Good Cause” shall mean any of the following events occurring after the Change in Control: (1) Employee’s willful dishonesty, fraud or embezzlement with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (2) Employee’s conviction of a felony crime; or (3) chronic alcohol abuse or illegal drug abuse by Employee.  In the event of a termination for good cause, as enumerated above, Employee shall have no right to the Change in Control Severance Payment.”

(ii)                                  The Change in Control Severance Payment, all accrued compensation through the Date of Termination, all reimbursements and lump sum payments due Employee must be paid in full by the Company at the Date of Termination. The Company acknowledges that the terms of the Company’s 2002 Long Term Incentive Plan, subject to the other terms of the plan and the grants made thereunder, contemplate that vesting requirements such as conditions, restrictions, continued performance requirements, etc. lapse with respect to Awards (as defined in such plan, and which Awards include restricted stock grants and stock options) immediately prior to a Change in Control (as defined in such plan) (or such earlier time as contemplated by such plan and the Awards).  Similarly, the Company acknowledges that the terms of the 1995 Stock Option Plan, subject to the terms of the plan and the grants made thereunder, contemplate a similar acceleration of vesting upon a Change in Control (as defined under that plan).  Further, Employee will be given sufficient time in order to comply with the Company’s insider trading policies to elect whether to exercise and sell all or any of his vested options to purchase Common Stock of the Company, including any options with accelerated vesting under the provisions of the Company’s stock option or similar plan, as amended, or any warrants, such that he may convert the options or warrants to shares of Common Stock of the Company at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

(iii)                               In addition to such other circumstances as may trigger a Change in Control Severance Payment as set forth above, if (i) the Company terminates Employee’s employment without Cause within ninety (90) days prior to a Change in Control (whether (A) during the Term of this Agreement; or (B) within six (6) months following the expiration of the Term and, at the time of the termination, this Agreement has neither been renewed nor replaced with another employment agreement on mutually acceptable terms), or (ii) if a Change in Control occurs within six (6) months following the expiration of the Term and this Agreement has neither been renewed nor replaced with another employment agreement at such time on mutually acceptable terms, then the Employee shall be entitled to receive the Change in Control Severance Payment (reduced by any Severance Pay previously received) and other benefits set forth in this Section 12 upon the Change in Control (or in the case of a Change in Control contemplated by Section 12(f)(iii) or (iv), upon the consummation of the underlying transactions contemplated by such Section 12(f)(iii) or (iv)).

(f)                                    A “Change in Control” shall be deemed to have occurred if:

(i)                                     any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Company;

(ii)                                  the individuals (A) who, as of the closing date of the Company’s initial public offering, constitute the Board of Directors of the Company (the “Original Directors”) or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

(iii)                               stockholder approval of a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities of the Company, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of at least 75% of the outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

(iv)                              stockholder approval of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 50% or more of the total assets of the Company (including the

Company’s subsidiaries)), or consummation of any such transaction if stockholder approval is not sought or obtained.

(g)                                 The Employee shall not be required to seek other employment following a termination of the Employee’s employment in connection with a Change in Control (as contemplated by Section 12 of this Agreement) (a “Change in Control Termination”) and any compensation earned from other employment shall not reduce the amounts otherwise payable under this Agreement.

(h)                                 If any portion of the severance benefits, Change in Control Severance Payment and other benefits or any other payment under this Agreement, or under any other agreement with, or plan of the Company, including but not limited to stock options, warrants, restricted stock awards and other long-term incentives (in the aggregate “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code, as amended (or any similar tax that may hereafter be imposed) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Employee shall be entitled to receive from the Company an additional payment (the “Gross-up Payment”) (i.e., in addition to such other severance benefits, Change in Control Severance Payment or any other payments under this Agreement) in an amount such that the net amount of Total Payments and Gross-up Payment retained by the Employee, after the calculation and deduction of all Excise Tax on the Total Payments and all federal, state and local income tax, employment tax and Excise Tax on the Gross-up Payment, shall be equal to the Total Payments.

For purposes of this Section Employee’s applicable Federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions or itemized deductions resulting from receipt of the Gross-Up Payment.

All determinations required to be made under this Section 12, including whether a Gross-Up Payment is required under this Section, and the assumptions to be used in determining the Gross-Up Payment, shall be made by the Company’s current independent accounting firm, or such other firm as the Company may designate in writing prior to a Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Employee within twenty business days of the receipt of notice from Employee that there will likely be a Change in Control, or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for the party effecting the Change in Control or is otherwise unavailable, Employee (together with all other employees with comparable appointment rights in their respective employment agreements such that all such employees may collectively select a single accounting firm) may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm with respect to such determinations described above shall be borne solely by the Company.

Employee agrees (unless requested otherwise by the Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Employee owes an amount of Excise Tax greater than the amount determined pursuant to this

Section; provided, that Employee shall be entitled to reimbursement by the Company (on an after tax basis) of all fees and expenses reasonably incurred by Employee in contesting such determination.  In the event the Internal Revenue Service or any court of competent jurisdiction determines that Employee owes an amount of Excise Tax that is greater than the amount previously taken into account and paid under this Agreement (such additional Excise Tax being the “Additional Excise Tax”), the Company shall promptly pay to Employee the amount of such shortfall.  In the case of any payment that the Company is required to make to Employee pursuant to the preceding sentence (a “Later Payment”), the Company shall also pay to Employee an additional amount such that after payment by Employee of all of Employee’s applicable Federal, state and local taxes, including any interest and penalties assessed by any taxing authority, on the Later Payment, Employee will retain from the Later Payment an amount equal to the Additional Excise Tax, which Employee shall use to pay the Additional Excise Tax.

(i)                                     In the event of a Change in Control, the Company shall require that the ultimate parent entity (or if no parent entity, the acquiring entity itself) of any entity that acquires control (through ownership of securities or assets, consistent with the definitional triggers of a Change in Control set forth above) of the Company in connection with such Change in Control assume or guaranty the Company’s obligations under Section 12 of this Agreement.

13.                                 Complete Agreement.  This Agreement is not a promise of future employment.  Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement.  This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements.  Notwithstanding the foregoing, Employee acknowledges the existence of the Company’s employee handbook and related acknowledgment and understands that to the extent there is a direct conflict between those and this Agreement, the provisions of this Agreement shall govern with respect to any such conflicting provisions.  This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

14.                                 Notice.  Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:	SOURCECORP, Incorporated
3232 McKinney Avenue
Suite 1000
Dallas, Texas 75204
Attn: President

with a copy to:	SOURCECORP, Incorporated
3232 McKinney Avenue
Suite 1000
Dallas, Texas 75204
Attn: General Counsel

with a copy to:	Charles C. Reeder, Esq.
Locke Liddell & Sapp LLP
2200 Ross Avenue
Suite 2200
Dallas, Texas 75201

To Employee:	W. Bryan Hill
2211 Frio Dr.
Keller, Texas 76248

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, whichever is earlier.  Hand delivery shall also constitute effective notice and shall be deemed given and effective upon receipt.  Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

15.                                 Severability; Headings.  If any portion of this Agreement is held invalid or inoperative in any circumstance, (i) such portion shall remain valid and operative in all other circumstances; (ii) the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.                                 Arbitration.  Any unresolved dispute or controversy arising under or in connection with this Agreement or Employee’s employment shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect.  The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party.  The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon.  A decision by a majority of the arbitration panel shall be final and binding.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction.  In the event of a Change in Control, the Company shall pay Employee’s reasonable legal fees and expenses incurred (including arbitration costs), if any, relating to a Change in Control Termination, a Change in Control Severance Payment, a Gross-Up Payment, or in seeking to obtain or enforce any rights or benefits relating thereto; provided, however, that the Company shall not be required to pay legal fees or expenses in an amount that exceeds one-half (1/2) of Employee’s annual base salary under this Agreement. Such payments shall be made within five (5) days after Employee’s request for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.  In all other cases, the parties shall pay their respective legal fees and the costs of any arbitration proceeding.  This Section shall survive any termination of this Agreement.

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17.                                 Governing Law.  This Agreement shall in all respects be construed according to the laws of the State of Delaware.

EMPLOYEE:

/s/ W. Bryan Hill
W. Bryan Hill

SOURCECORP, Incorporated

By:	/s/ Ed H. Bowman, Jr.
Title:	President & CEO

SOURCECORP Management, L.P.

By:	SRCP Management, Inc.,
General Partner

	By:	/s/ Thomas C. Walker
	Title:	Vice President